UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 11, 2002

AMERICA ONLINE LATIN AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 689-3000

     Item 5. Other Events.

     Attached to this Form 8-K is a press release issued by America Online Latin America, Inc. (the “Company”) on March 11, 2002. The press release, which is incorporated by reference into this Item 5, contains information regarding an agreement with AOL Time Warner Inc. to purchase up to $160 million of convertible debt of the Company. Also attached are the following documents related to the financing arrangement, each of which is incorporated by reference into this Item 5: Note Purchase Agreement by and between America Online Latin America, Inc. and AOL Time Warner Inc. dated as of March 8, 2002, Form of Initial Note, Form of PIK Note and Certificate of Designation, Powers, Preferences and Rights of Series F Redeemable Convertible Preferred Stock.

     The following exhibits are being filed with this Form 8-K.

99.1	Press release dated March 11, 2002.

99.2	Note Purchase Agreement by and between America Online Latin America, Inc. and AOL Time Warner Inc. dated as of March 8, 2002.*

99.3	Form of Initial Note.

99.4	Form of PIK Note.

99.5	Certificate of Designation, Powers, Preferences and Rights of Series F Redeemable Convertible Preferred Stock.

*	Disclosure schedules and other attachments to the Note Purchase Agreement are omitted, but will be furnished supplementally to the Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

(Registrant)

Date: March 11, 2002	/s/ Charles M. Herington

Charles M. Herington President and Chief Executive Officer

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